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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  Nevada                                     91-1971389
 (State of Incorporation or Organization)      (I.R.S. Employer Identification Number)

111 Pine Street, San Francisco, California                      46240
 (Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-72510

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

  Title of Each Class to be so Registered        Name of Each Exchange on Which
                                                 Each Class is to be Registered

          Noncumulative Perpetual                    Nasdaq National Market
         Series B Preferred Stock




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
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A description of the Series B Preferred Stock of the Registrant is set forth in the information provided under "Description of the Series B Preferred Shares" in the Prospectus that forms a part of the Registrant's Registration Statement on Form S-11, as amended (File No. 333-72510) filed under the Securities Act of 1933 with the Securities and Exchange Commission on October 31, 2001, which information is incorporated herein by reference.

ITEM 2    EXHIBITS.
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     3.1       Articles of Incorporation of First Republic Preferred Capital
               Corporation, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-72510).

     3.2 Certificate of Designations of First Republic Preferred Capital Corporation relating to the Noncumulative Series A Preferred Shares, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11 (File No. 333-72510).

     3.3 Form of Certificate of Designations of First Republic Preferred Capital Corporation relating to the Noncumulative Series B Preferred Shares, incorporated by reference to Exhibit 3.3 to the Registrant's Amendment No. 1 on Form S-11/A (File No. 333-72510).

     3.4 Certificate of Designations of First Republic Preferred Capital Corporation relating to the Noncumulative Series C Preferred Shares, incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-11 (File No. 333-72510).

     3.5 Code of Bylaws of First Republic Preferred Capital Corporation, incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-11 (File No. 333-72510).

     4 Specimen certificate representing the Noncumulative Series B Preferred Shares, incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-11/A (File No. 333-72510).


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                                   SIGNATURES
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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    FIRST REPUBLIC PREFERRED CAPITAL CORPORATION



Date: December 27, 2001             By: /s/ Willis H. Newton, Jr.
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                                         Willis H. Newton, Jr.
                                         Vice President

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